Exhibit 3.15

RESTATED ARTICLES OF INCORPORATION OF WOODWARD-CLYDE CONSULTANTS * * * * * *

JEAN-YVES PEREZ and DAVID T. DIMICK certify that:

1. They are the president and secretary, respectively, of Woodward-Clyde Consultants, a corporation organized under the laws of the State of Nevada (the “Corporation”).

2. The Articles of Incorporation of the Corporation are restated to read as follows:

FIRST:	The name of the Corporation is:

WOODWARD-CLYDE CONSULTANTS

SECOND:	Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

THIRD:

The nature of the business, or objects or proposes proposed to be transacted, promoted or carried on are:

To hold shares in other corporations engaged in consulting engineering and geology and other professional disciplines.

To provide services to such corporations.

To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

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	-1-	(includes all amendments to date)

To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part Of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant license in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this Corporation.

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its. corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation, to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or Indirectly, nor counted as outstanding, for the purpose of computing any stockholders’ quorum or vote.

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	-2-	(includes all amendments to date)

To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from the terms of any other cause in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

FOURTH:	This Corporation is authorized to issue one class of capital stock: to be designated “Common Stock.” The total authorized capital of the Corporation is Twenty-Five Thousand Dollars ($25,000) consisting of Twenty-Five Thousand (25,000) shares of Common Stock of the par value of One Dollar ($1.00) each.

FIFTH:	The governing Board of this Corporation shall be known as Directors, and the number of Directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, provided that the number of Directors shall, not be reduced to less than three (3), except that in cases where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of Directors may be less than three (3) but not less than the number of stockholders.

The names and post office addresses of the first Board of Directors, which were three (3) in number, were as follows:

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	-3-	(includes all amendments to date)

	NAME	POST OFFICE ADDRESS

	Richard J. Woodward	Bank of America Center San Francisco, CA 94104

	Eugene B. Waggoner	Bank of America Center San Francisco, CA 94104

	Marion T. Hvidt	Bank of America Center San Francisco, CA 94104

SIXTH:	The capital stock, after the amount of the subscription price, or par value has been paid in shall not be subject to assessment to pay the debts of the Corporation.

SEVENTH:	The name and post office address of each of the incorporators signing the original Articles of Incorporation were as follows:

	NAME	POST OFFICE ADDRESS

	Patrick J. McNeil	235 Montgomery Street San Francisco, CA 94104

	Joseph J. Kissela	235 Montgomery Street San Francisco, CA 94104

	Robert J. Ciszek	235 Montgomery Street San Francisco, CA 94104

EIGHTH:	The Corporation is to have perpetual existence.

NINTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or in the

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	-4-	(includes all amendments to date)

bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees shall have such name or names as shall be stated in the bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

3. The foregoing restatement of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing restatement of Articles of Incorporation has been approved by the required written consent of shareholders.

5. They have been authorized to execute this certificate by resolution of the Board of Directors adopted on the 8th day of September 1993.

We further certify that this certificate correctly sets forth the next of the Articles of Incorporation as amended to the date of this certificate.

Dated:	September 8, 1993	By:	/s/ Jean-Yves Perez
Jean-Yves Perez, President

Dated:	September 8, 1993	By:	/s/ David T. Dimick
David T. Dimick, Secretary

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	-5-	(includes all amendments to date)

	STATE OF NEVADA	C 06764
CT CORPORATION SYSTEM
ATTN: JANET GERKIN
49 STEVENSON ST., STE. 900
SAN FRANCISCO, CA 94105	RECEIPT

CHERYL A. LAU, Secretary of State — Capitol Complex — Carson City, Nevada 89710

Date	1/26/94

Corp. No	748-70	Check $	135.00	Check No	17178	Cash $

RE:	WOODWARD-CLYDE CONSULTANTS

INCORPORATION: Domestic ☐ Non Profit ☐ Foreign ☐

AMENDMENT: Dissolution ☐ Withdrawal ☐ Merger ☐ Other ☒	RESTATED	$75.00

CERTIFICATE: Good Standing (Short) (Long) Misc.

COPIES: @ $1.00 @ $.50
CERTIFIED: @ $5.00 1 @ $10.00	$10.00

LIST OF OFFICERS: Annual Sixty Day Non Profit Amended Late Fee

REINSTATEMENT

RESOLUTION: Address Change Resident Agent Change

EXPEDITE	#E55209	$50.00

OTHER	$135.00

CORP-R (Rev. 11-90)	YELLOW, Customer; PINK, Accounting; BLUE, Department.	By	DF

THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION
1.	Name of corporation:	Woodward-Clyde Consultants

2.	Date of adoption of Amended and/or Restated Articles:	8 September 1993

3.	If the articles were amended, please indicate what changes have been made:	JAN 26 1994

(a)	Was there a name change? Yes ☐ No ☐. If yes, what is the new name?

(b)	Did you change your resident agent? Yes ☐ No ☐. If yes, please indicate new address:

(c)	Did you change the purposes? Yes ☐ No ☐. Did you add Banking? ☐. Gaming? ☐. Insurance? ☐. None of these? ☐.

(d)	Did you change the capital stock? Yes ☒ No ☐. If yes, what is the new capital stock?

25,000 Common Stock

(e)	Did you change the directors? Yes ☐ No ☐. If yes, Indicate the change:

(f)	Did you add the directors liability provision? Yes ☐ No ☐.

(g)	Did you change the period of existence? Yes ☐ No ☐. If yes, what is the new existence?

(h)	If none of the above apply, and you have amended or modified the articles. how did you change your articles?

/s/ David T. Dimick
David T. Dimick/Secretary

Date

STATE OF	Colorado	) ) ss. )
COUNTY OF	Denver

On January 13, 1994, DAVID T DIMICK, personally appeared before me, a Notary Public. KAREN S COOLEY, who acknowledged that he/she executed the above document.

Notary Public

[STAMPSEAL]

(NEV. - 797 - 2/9/90)

[ILLEGIBLE] [ILLEGIBLE] [ILLEGIBLE]

NOTARIAL AUTHORIZATION

I, Daniel T. DeLau, a notary public, do hereby certify that on this 21st day of January, 1994, David T. Dimick and Jean-Yves Perez personally appeared before me, who being by me first duly sworn, declared that they are the Corporate Secretary and President of Woodward-Clyde Consultants, respectively, that they signed the Restated Articles of Incorporation for Woodward-Clyde Consultants as Corporate Secretary and President of the corporation, respectively.

Notary Public

My Commission expires 28 July 1997

STATE OF NEVADA
CERTIFICATE AMENDMENT OF ARTICLES OF INCORPORATION
WOODWARD-CLYDE CONSULTANTS

We the undersigned James R. Miller, President and Robert K. Wilson, Assistant Secretary of Woodward-Clyde Consultants do hereby certify:

That the Board of Directors or said corporation at a meeting duly convened, held on the 9th day of November, 1996 adopted a resolution to amend the original articles as follows:

Article 1 is hereby amended to read as follows:

The name of this corporation is Woodward-Clyde International-Americas.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100.

The said change and amendment has been consented to and approved by a unanimous vote of the stockholders holding 100% of each class of stock outstanding and entitled to vote thereon.

/s/ James R. Miller
James R. Miller, President

[ILLEGIBLE]
Robert K. Wilson, Assistant Secretary

State of	[ILLEGIBLE]
County of	[ILLEGIBLE]

On [ILLEGIBLE] personally appeared before me, a Notary Public, [ILLEGIBLE] who                                          Names of Persons Signing document

acknowledged that they executed the above instrument.

[ILLEGIBLE]
Signature of Notary

(Notary stamp or seal)

[ILLEGIBLE]

CERTIFICATE OF CHANGE
OF RESIDENT AGENT AND/OR LOCATION OF REGISTERED OFFICE
(corporations only)
Woodward-Clyde International-Americas
Name of Corporation

The change(s) below is (are) effective upon the filing of this document with the Secretary of State.

Reason for Change: (check one) ☒ Change of Resident Agent ☐ Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent:	The Corporation Trust Company of Nevada

Street No.:	One East First Street

City:	Reno, NV 89501

The resident agent and/or location of the registered office is changed to:

Resident Agent:	CSC Services of Nevada, Inc.

Street No.:	502 East John Street

City:	Carson City, NV 89706

NOTE:	For a corporation to file this certificate, the signature of one officer is required. The certificate does not need to be notarized.

/s/ Robert K. Wilson
Signature/Title
Robert K. Wilson, Assistant Secretary

Certificate of Acceptance of Appointment by Resident Agent: I, CSC Services of Nevada, Inc. hereby accept the appointment as Resident Agent for the above-named business entity.

/s/ Vivien S. Mitchell	5/28, 98
(Signature of Resident Agent)	(Date)
Vivien S. Mitchell,

NOTE:	The fee is $15.00 for filing either a certificate of change of location of the registered office or the new designation of resident agent.

(Rev. 12-95)

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
WOODWARD-CLYDE INTERNATIONAL-AMERICAS
Under Section 78.385 of the General Corporation Law of the State of Nevada

The undersigned, Jean-Yves Perez, Vice President, and Carol Brummerstedt, Assistant Secretary of Woodward-Clyde International-Americas, a corporation organized and existing under the laws of the State of Nevada (“the Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is

WOODWARD-CLYDE INTERNATIONAL-AMERICAS

SECOND: The Certificate Incorporation of the Corporation has been amended as follows:

Article “FIRST” of the Certificate of Incorporation of the Corporation, is hereby amended to read as follows:

“FIRST: The name of the Corporation is

URS GREINER WOODWARD-CLYDE INTERNATIONAL-AMERICAS, INC.

/s/ Jean-Yves Perez
Jean-Yves Perez, Vice President

/s/ Carol Brummerstedt
Carol Brummerstedt, Asst. Secretary

STATE OF Colorado	)
	:	ss. :
COUNTY OF Denver	)

I, Jamie D Thrun, a notary public, do hereby certify that on this 17 day of August, 1998, personally appeared before me Jean-Yves Perez, who, being by me first duly sworn, declared that he is the Vice President of URS GREINER WOODWARD-CLYDE INTERNATIONAL-AMERICAS, INC, that he executed the foregoing document as the Vice President of the corporation, and that the statements there in contained are true.

/s/ Jamie D. Thrun
Notary Public

My commission expires 12/4/99

(Notorial Seal)

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
URS GREINER WOODWARD-CLYDE INTERNATIONAL-AMERICAS, INC.
* * * *
Under Section 73.385 of the General Corporation Law of the State of Nevada

The undersigned, Joseph Masters, Vice President, and Carol Brummerstedt, Assistant Secretary of URS Greiner Woodward-Clyde International-Americas, Inc., a corporation organized and existing under the laws of the State of Nevada (“the Corporation”), do hereby certify as follows:

FIRST: The name of the Corporation is

URS GREINER WOODWARD-CLYDE INTERNATIONAL-AMERICAS, INC.

SECOND: Article FIRST of the Certificate of Incorporation has been amended to read as follows:

“The name of the Corporation is URS CORPORATION.”

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100.

The said change and amendment has been consented to and approved by the sole shareholder, which holds 100% of each class of stock outstanding and entitled to vote thereon.

Dated: April 7, 2000

/s/ Joseph Masters
Joseph Masters, Vice President

/s/ Carol Brummerstedt
Carol Brummerstedt, Assistant Secretary